UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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RENAISSANCERE HOLDINGS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENAISSANCERE HOLDINGS LTD.

Renaissance House

12 Crow Lane

Pembroke, HM19, Bermuda

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 18, 2011

This proxy statement supplement, dated May 6, 2011, supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 8, 2011 relating to the annual general meeting of shareholders of RenaissanceRe Holdings Ltd. (the “Company”) to be held on Wednesday, May 18, 2011 at 9:00 a.m., Atlantic Daylight Time, at Renaissance House, 12 Crow Lane, Pembroke, Bermuda (the “Annual Meeting”).

Waiver of Certain Rights under our Employment Agreements

The purpose of this supplement is to disclose that each of Messrs. Neill A. Currie, Peter C. Durhager, Jeffrey D. Kelly, Kevin J. O’Donnell and Stephen H. Weinstein (our “Named Executive Officers”) has agreed, effective immediately, to waive his respective right to receive, pursuant to his respective employment agreement with the Company and past practices of the Company, all “gross up” payments in respect of United States federal income tax liabilities for perquisites provided by the Company, as further described below.

Our senior-most officers, including all of our Named Executive Officers, participate in a perquisite and benefit program that, in conjunction with the other components of our compensation programs, seeks to accomplish the goal of attracting and encouraging superior talent to relocate to (or remain at) our headquarters in Bermuda. As described in more detail in the Proxy Statement, these perquisites include housing allowances, reimbursements for Federal Insurance Contributions Act (“FICA”) tax, personal and family use of corporate aircraft, automobile use, club membership, and financial and tax planning services. In addition, because of adverse tax treatment imposed on certain U.S. taxpayers residing in an expatriate location such as Bermuda, it has been our policy to provide certain income tax “gross-up” reimbursement payments, designed in part to reduce tax-related disincentives resulting from United States taxation. It is generally the policy of the Company to provide these tax gross-up payments to all expatriate employees who pay United States taxes, including our Named Executive Officers, with respect to benefits received under our perquisite program, other than in connection with personal use of corporate aircraft.

Effective immediately, each Named Executive Officer has agreed to waive his right to receive gross-up payments in respect of United States federal income tax liabilities for the perquisites which he receives from the Company pursuant to this perquisite and benefit program including, without limitation, in respect of housing allowances and for FICA tax. In addition, we have determined that we will not enter into any new agreements with any subsequent “named executive officer” (as set forth in the respective subsequent proxy statement of the Company) providing for gross-up reimbursement for the United States federal income tax liabilities arising from the perquisites received by such “named executive officer” from the Company pursuant to its perquisite and benefit program. The waivers which we have received from each Named Executive Officer do not relate to the underlying elements of our perquisite program themselves and therefore do not obligate such Named Executive Officers to reimburse the Company for the cost of providing such perquisites; instead, such waivers only apply, effective immediately, to the former rights of such Named Executive Officers to gross-up reimbursement for the United States federal income tax liability arising from the provision by the Company of such perquisites.

We regularly review all elements of our compensation program, including the underlying philosophy and the key components that comprise our compensation program. We review the pay practices of the members of our peer group and consistently analyze our compensation program in light of our performance on an absolute basis as well as on a relative basis in respect of the performance of our peers. Our perquisite program is approved at least annually by our Compensation Committee, and certain year-to-date expenses are reported quarterly to the Compensation Committee. We expect to continue in the future to review, analyze, and, where appropriate, consider modifications to our compensation program in order to adequately and appropriately incentivize our executives and employees.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current.

Advisory Vote on our Executive Compensation Program

We ask again for your support at our 2011 Annual Meeting by voting in accordance with the recommendations of our Board of Directors on all proposals, including the advisory vote on our executive compensation program (our “Say on Pay Proposal”). Our initially filed Proxy Statement, including the disclosure reflected in Proposal No. 2 in our Proxy Statement, together with this supplement, includes the relevant information regarding this matter.

We invite you to read the Proxy Statement for more information regarding the Company’s proposals and the reasons our Board is recommending a vote “FOR” approval of our executive compensation program.

Important Information Regarding Voting

If you have already voted on our Say on Pay Proposal or any other proposal described in the Company’s Proxy Statement and you wish to change your vote, you may do so by:

•	Sending in another signed proxy with a later date or resubmitting your vote by telephone or the Internet,

•	Sending a letter revoking your proxy to our Corporate Secretary at 12 Crow Lane, Pembroke, HM19, Bermuda, or

•	Attending the Annual Meeting and voting in person.

If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

We appreciate your time and consideration on these matters and ask for your support of the Board’s recommendations. If you have any questions, please feel free to contact Stephen H. Weinstein, our General Counsel and Corporate Secretary, at (441) 295-4513.

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